EXHIBIT J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-lA of our report dated February 28, 2014, relating to the financial statements and financial highlights of Ancora

Trust comprising, Ancora Income Fund, Ancora Equity Fund, Ancora/Thelen Small-Mid Cap Fund,

Ancora MicroCap Fund and Ancora Special Opportunity Fund for the period ended December 31, 2013 and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Other

Services Providers" and financial statements in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

April 30, 2014